Exhibit 99.1


A copy of excerpts of the Last Will and Testament and Codicils thereto of Sloan
    Y. Bashinsky, Sr. and of the SYB Common Stock Trust created by Sloan Y. Bashinsky, Sr. providing for the creation of a Voting Committee to vote the shares of common stock of Golden Enterprises, Inc. held by SYB, Inc. and the
              Estate/Testamentary Trust of Sloan Y. Bashinsky, Sr.


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EXCERPT OF THE LAST WILL AND TESTAMENT OF SLOAN Y. BASHINSKY, SR. PROVIDING FOR
THE CREATION OF A VOTING COMMITTEE TO VOTE THE SHARES OF COMMON STOCK OF GOLDEN
 ENTERPRISES, INC. HELD BY THE ESTATE/TESTAMENTARY TRUST OF SLOAN Y. BASHINSKY,
                                      SR.


                                     ITEM X
                                FIDUCIARY POWERS

         I hereby grant to my Trustees of each trust established hereunder, the continuing, absolute, discretionary power to deal with any property, real or personal, held in my estate or any trust, as freely as I might in the handling of my own affairs. Such power may be exercised independently and without the prior or subsequent approval of any court or judicial authority, and no person dealing with the Trustees shall be required to inquire into the propriety of any of the Trustees' actions. In administering the trusts established in this my Will, the Trustees shall have the powers, as hereinafter indicated, and shall be subject to the controls herein set forth, namely:


                  (1) Upon my death, if either I or SYB, Inc. should own any shares of common stock of Golden Enterprises, Inc., a voting Committee shall be created for the purposes of this subparagraph. Regardless of the general powers herein conferred upon the Trustees, during the period in which the Voting Committee is serving under this subparagraph, the following provisions shall be applicable:

                           (i) The Voting Committee shall consist of each member of the Board of Directors of Golden Enterprises, Inc., a Delaware corporation, as said Board may be constituted from time to time, and one person who shall be designated in writing, from time to time, by the Trustees.

                           (ii) The Voting Committee, as it is constituted from time to time, shall have the sole and exclusive voting power of all family securities (as hereinafter defined) forming a part of the corpus of any trust established hereunder. In the event the voting Committee fails or refuses to exercise the voting power of the family securities, then the voting power under such family securities shall revert to the Trustees.

                           (iii) The Voting Committee shall have the power to vote the family securities at all regular and special meetings of the Stockholders and may vote for, do, or assent or consent to any act or proceedings which the shareholders might or could vote for, do, or assent or consent to and shall have all of the voting powers, rights and privileges of a shareholder. The Voting Committee, as soon after my death as is practicable, shall appoint a Chairman. In any case, where stockholder action is required, the Chairman may, or upon the request of a majority of the members of the Voting Committee, shall call a meeting of the voting Committee on reasonable notice, for the purpose of voting the family securities or for any other purposes deemed to be in the best interests of SYB, Inc. and/or Golden Enterprises, Inc. and their successors. Each member of the Voting Committee shall have one vote. The vote of the Voting Committee shall always be exercised as a unit, as a majority of the members of the Voting Committee shall direct and determine.


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           (iv) The Trustees  shall issue proxies to vote all family  securities from time to time forming a part of the trust estates, as the Voting Committee may direct in writing.

           (v) The Voting Committee shall use its best judgment in voting upon the stock but shall not be liable for any vote cast or consent given by them.

           (vi) The Trustees shall have no duty or responsibility for, nor shall the Trustees be liable or responsible for the manner in which family securities may be voted pursuant to the proxies issued as herein provided.

           (vii) The rights and powers herein granted to the Voting Committee shall be exercised only in a fiduciary capacity.

           (viii) The shares of stock or other evidence of interest in or indebtedness of SYB, Inc., a corporation, and Golden Enterprises, Inc., a corporation, and such other corporation or corporations succeeding to the business of said corporations by consolidation, merger, reorganization, purchase or sale of assets, plan of corporate restructure, or otherwise, are referred to in this subsection as
         "family securities". I consider family securities to be proper investments of the trust property, even though they may constitute a considerable portion or all of the trust property. Wherever the words "family securities" appear in this Will, they shall refer only to stocks or securities of SYB, Inc. and its successors and Golden Enterprises, Inc. and its successors.

           (ix) The Voting Committee, as soon after my death as is practicable, shall appoint a Secretary. The Secretary shall keep minutes of the action of the Voting Committee, and a written certificate signed by the Secretary stating the instructions and actions of the Voting Committee to be given to the Trustees shall be sufficient evidence of the decision and direction of the Voting Committee. The Trustees will be fully protected in acting in compliance therewith.

           (x) The Voting Committee shall terminate upon the termination of the trusts created in this my Will or in the event of the sale, transfer or exchange of all of the shares of common stock of Golden Enterprises, Inc. owned by both SYB, Inc. and the trusts created in this my Will, the Voting Committee shall terminate upon the date of such sale, transfer or exchange.


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   EXCERPT OF SYB, INC. COMMON STOCK TRUST CREATED BY SLOAN Y. BASHINSKY, SR.
 PROVIDING FOR THE CREATION OF A VOTING COMMITTEE TO VOTE THE SHARES OF COMMON
              STOCK OF GOLDEN ENTERPRISES, INC. HELD BY SYB, INC.

      Section 9     (b) Upon the death of the Grantor,  a voting committee shall be  created  for  the  purposes  of  this  sub-paragraph  (b)  of  paragraph  9.

Notwithstanding  the general  powers herein  conferred  upon the Trustees  under sub-paragraph  (a) of paragraph 9 hereof,  during the period in which the voting committee is serving under this sub-paragraph, the following provisions shall be applicable:

          1. The voting committee shall consist of each member of the Board of Directors of Golden Enterprises, Inc., a Delaware corporation, as said Board may be constituted from time to time, and one member who shall be designated in writing, from time to time, by the Trustees.

          2. The voting committee, as it is constituted from time to time, shall have the sole and exclusive voting power of all family securities (as hereinafter defined) forming a part of the corpus of any trust established hereunder.

          3. The voting committee shall have the power to vote the family securities at all regular and special meetings of the Stockholders and may vote for, do, or assent or consent to any act or proceedings which the shareholders might or could vote for, do, or assent or consent to and shall have all of the voting powers, rights and privileges of a shareholder. The voting committee, as soon after the death of the Grantor as is practicable, shall appoint a Chairman. In any case, where stockholder action is required, the Chairman may, or upon the request of a majority of the members of the voting committee, shall call a meeting of the voting committee on reasonable notice, for the purpose of voting the family securities or for any other purposes deemed to be in the best interests of SYB, Inc. Each member of the voting committee shall have one vote. The vote of the voting committee shall always be exercised as a unit, as the majority of the members of the voting committee shall direct and determine.

          4. The Trustees shall issue proxies to vote all family securities from time to time forming a part of the trust estates, as the voting committee may direct in writing.

          5. The voting committee shall use its best judgment in voting upon the stock, but shall not be liable for any vote cast, or consent given by them.

          6. The Trustees shall have no duty or responsibility for, nor shall the Trustees be liable or responsible for the manner in which family securities may be voted pursuant to the proxies issued as herein provided.

          7. The rights and powers herein granted to the voting committee shall be exercised only in a fiduciary capacity.

          8. The shares of stock or other evidence of interest in or indebtedness of SYB, Inc., a corporation, and Golden Enterprises, Inc., a corporation, and such other corporation or corporations succeeding to the business of said corporations by consolidation, merger, reorganization, purchase or sale of assets, plan of corporate restructure, or otherwise,, are referred to in this sub-section as "family securities". The Grantor considers family securities to be proper investments of the trust property, even though they may constitute a considerable portion or all of the trust property. Wherever the words "family securities" appear in this Trust Indenture, they shall refer only to stocks or securities of SYB, Inc. and its successors and Golden Enterprises, Inc. and its successors.

          9. The voting committee shall appoint a Secretary. The Secretary shall keep minutes of the action of the voting committee, and a written certificate signed by the Secretary stating the instructions and actions of the voting committee to be given to the Trustees, shall be sufficient evidence of the decision and direction of the voting committee. The Trustees will be fully protected in acting in compliance therewith.


                                 End of Excerpt


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